                                                                    Exhibit 10.2


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT dated as of October 3, 1996 (the "Agreement"), is entered into between THE IMMUNE RESPONSE CORPORATION, a Delaware corporation (the "Company"), having a place of business at 5935 Darwin Court, Carlsbad, California 92008, U.S.A., and VIRU-TECH LIMITED, a Jersey corporation (the "Investor"), having its registered office at 25 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands. The parties hereby agree as follows:

         1.        Purchase and Sale of Shares.

                   1.1 Sale and Issuance of Shares. On the terms and subject to the conditions of the Agreement, at the Closing (as defined below), the Investor shall purchase, and the Company shall sell and issue to the Investor, the number of shares (the "Shares") of the Company's Common Stock equal to the quotient of Three Million Dollars ($3,000,000), divided by an amount (the "Adjusted Average Closing Price") equal to one hundred fifty percent (150%) of the average of the per share closing prices on the Nasdaq National Market of the Company's Common Stock during the twenty (20) trading days ending as of the date five (5) trading days prior to the Closing Date (as defined below) as reported in the Western Edition of The Wall Street Journal, for the aggregate purchase price (the "Purchase Price") of Three Million Dollars ($3,000,000). Notwithstanding the foregoing, if the number of the Shares calculated pursuant to such formula is not a whole number, then the number of the Shares shall be adjusted by rounding up to the next whole number.

                   1.2 Closing. The purchase and sale of the Shares shall take place at such place outside the United States of America, at such time and on such date as the parties mutually agree either orally or in writing (which date is designated as the "Closing Date," and which date, time and place is designated as the "Closing"). At the Closing, the Company shall deliver to the Investor three certificates representing the Shares (two certificates for 100,000 of the Shares each, and the third certificate for the balance of the Shares), against payment in full of the Purchase Price therefor. The Investor shall make the payment of the Purchase Price to the Company by wire transfer in same day funds to such account as the Company designates in writing to the Investor for such purpose.

                   1.3 Definitions. The following terms, as used herein, shall have the following meanings:
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          "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least forty percent (40%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

          "Common Stock" shall mean the Common Stock, par value US$0.0025 per share of the Company.

          "Development, License and Distribution Agreement" shall mean the Development, License and Distribution Agreement dated as of the date hereof, between the Company and the Investor (as the same may be amended or restated from time to time).

          "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, assets, results of operations of such Person and, in the case of the Company, the Subsidiaries taken as a whole.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          "Subsidiaries" shall mean TargeTech, Inc., and I.R.C. Inc.

  2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

          2.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.




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          2.2      Subsidiaries and Affiliates.  Except for the Subsidiaries
and Immunization Products Limited, a Delaware general partnership between the Subsidiaries, the Company has no other subsidiaries or Affiliates.

          2.3 Authorization. The execution, delivery and performance by the Company of the Agreement are within the corporate powers of the Company. All corporate action on the part of the Company, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of the Agreement, (b) the performance of all obligations of the Company hereunder, and
(c) the authorization, issuance (or reservation for issuance) and delivery of the Shares being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and the Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2.4 Percentage Ownership Represented by the Shares. Unless the Company gives express written notice to the Investor to the contrary, the Shares which are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will constitute not more than five percent (5%) of the issued and outstanding shares of capital stock of the Company.

          2.5 Valid Issuance of the Shares. The Shares which are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investor in the Agreement, will be issued in compliance with all applicable federal and state securities laws. Subject to compliance by the Investor with the representations, warranties and agreements set forth herein, it is not required in connection with the initial offer, sale and delivery of the Shares to the Investor in the manner contemplated by the Agreement to register the Shares under the 1933 Act.

          2.6 Governmental Authorization. The execution, delivery and performance by the Company of the Agreement require no action by or in respect of, or filing with, any governmental body, agency, or official other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect.

          2.7 Non-Contravention. The execution, delivery and performance by the Company of the Agreement do not and will not (a) violate the certificate of incorporation of the Company or (b) assuming compliance with the matters referred to in Section 2.6 above, violate any applicable law, rule, regulation, judgment, injunction, order or decree except, in the case of





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clause (b), to the extent that any such violation would not, individually or in the aggregate, have a Material Adverse Effect.

          2.8      SEC Filings; Financial Statements.

          2.8.1 The Company has delivered to the Investor (a) the annual report on Form 10-K for its fiscal year ended December 31, 1995, (b) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1996 and June 30, 1996, (c) its proxy or information statement relating to the annual meeting of the stockholders of the Company held on May 30, 1996, and (d) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 1995.

          2.8.2 As of its filing date, each such report or statement filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There has been no event since June 30, 1996 that would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          2.8.3 The audited consolidated financial statement and unaudited consolidated interim financial statement of the Company included in its annual report on Form 10-K and the quarterly reports on Form 10-Q referred to in
Section 2.8.1 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

          2.9 The Company has not offered the Shares to any person in the United States, any identifiable group of U.S. citizens abroad, or to any U.S. person (as defined in Regulation S promulgated under the 1933 Act by the SEC for offers and sales of securities occurring outside the United States ("Regulation S")).

          2.10 At the time the buy order was originated, the Company and any person acting on its behalf reasonably believed the Investor was outside the United States and was not a U.S. person.

          2.11 The Company and any person acting on its behalf reasonably believe that the sale of Shares has not been prearranged with a buyer in the United States.

          2.12 The Company, its Affiliates and any persons acting on their behalf have not engaged, are not aware that any party has engaged, and will not engage, in any "directed selling efforts" (as defined in Regulation S) in the United States with respect to





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the Shares.  The Company, its Affiliates and any persons acting on their behalf have not taken, are not aware that anyone has taken, and will not take directly or indirectly or cause anyone to take, any action that constituted or constitutes, was designed to constitute or reasonably might be expected to cause or result in stabilization or manipulation of the market price for the Common Stock.

          2.13 The Company (a) is a "domestic issuer" and a "reporting issuer" (as such terms are defined in Rule 902 of Regulation S), and (b) has filed all material required to be filed by it pursuant to the requirements of
Section 13(a) or 15(d) of the 1934 Act for at least the twelve (12) months immediately preceding the date hereof. The Common Stock trades on the Nasdaq National Market.

  3. Representations and Warranties of the Investor. The Agreement is made with the Investor in reliance upon the Investor's representation and warranties to the Company, which by such Investor's execution of the Agreement the Investor hereby confirms, that:

          3.1 Reliance on Representations. The Investor has been advised and acknowledges (a) that the Shares have not been and will not be registered under the 1933 Act, the securities laws of any state of the United States or the securities laws of any other country; and (b) that in issuing and selling the Shares to the Investor pursuant hereto, the Company is relying upon the "safe harbor" provided by Regulation S.

          3.2 Organization, Good Standing and Qualification. Each of the Investor and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power authority to carry on its business as now conducted. Each of the Investor and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

          3.3 Authorization. The execution, delivery and performance by the Investor of the Agreement are within the corporate powers of the Investor. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of the Agreement, (b) the performance of all obligations of the Investor hereunder, and (c) the purchase of the Shares being sold hereunder and the payment of the Purchase Price, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and the Agreement constitutes the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms.





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          3.4      Governmental Authorization.  The execution, delivery and
performance by the Investor of the Agreement require no action by or in respect of, or filing with, any governmental body, agency or official of Argentina other than any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect.

          3.5 Non-Contravention. The execution, delivery and performance by the Investor of the Agreement do not and will not (a) violate the memorandum or articles of association of the Investor or (b) assuming compliance with the matters referred to in Section 3.4 above, violate any applicable law, rule, regulation, judgment, injunction, order or decree except, in the case of clause
(b), to the extent that any such violation would not, individually or in the aggregate, have a Material Adverse Effect.

          3.6 Financing. The Investor has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price to be paid by it hereunder on the Closing.

          3.7 The Investor (a) is domiciled and has its principal place of business outside the United States, (b) is not a U.S. person (as defined in Regulation S), and (c) was not formed for the purpose of investing in securities not registered under the 1933 Act. As used herein, the "United States" means and includes the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

          3.8 At the time of the offering of the Shares to the Investor and communication of the Investor's order to purchase the Shares and at the time of the Investor's execution of the Agreement, the persons acting on the Investor's behalf in connection therewith were located outside the United States.

          3.9 No offer to purchase the Shares was made to the Investor in the United States.

          3.10 All subsequent offers and sale of the Shares will be made outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from such registration requirements. In any case, the Investor will not resell the Shares purchased at the Closing to U.S. persons, or for the account or benefit of U.S. persons or within the United States until after the end of the ninety (90) day period commencing on the Closing Date (the "Restricted Period"). This ninety (90) day period is a fifty (50) day extension of the forty (40) day period set forth in Regulation S.





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          3.11     The Investor has not and, during the Restricted Period, will not (a) enter into any long-put option, short call option or short position with respect to shares of Common Stock or engage in any other transaction in such shares or in options or other derivative securities relating thereto which is intended to hedge the Investor's ownership position in the shares; and (b) directly or indirectly use the Shares to cover or otherwise satisfy its obligations under any put option, call option or short position with respect to shares of Common Stock.

          3.12 The Investor is not a "distributor" (as defined in Regulation S).

          3.13 At the time the buy order was originated, the Investor was outside the United States and was not a U.S. person.

          3.14 The sale of Shares, subsequent to their purchase by the Investor hereunder, has not been prearranged by the Investor with a buyer in the United States.

          3.15 The Investor, its Affiliates and any persons acting on their behalf have not taken, are not aware that anyone has taken, and will not take directly or indirectly or cause anyone to take, any action that constituted or constitutes, was designed to constitute or reasonably might be expected to cause or result in stabilization or manipulation of the market price for the Common Stock.

  4. Mutual Condition to the Closing. The obligations of the Company to sell, and the Investor to purchase, the Shares under the Agreement are each subject to the satisfaction or, to the extent legally permissible, waiver by each such party at or prior to the Closing of the following condition:

          4.1 No Prohibition. There shall not then be in effect any order enjoining or restraining the transactions contemplated by the Agreement or the Development, License and Distribution Agreement and there shall not then be instituted or pending any action or proceeding before any federal or state court or governmental agency or other regulatory or administrative agency or instrumentality (a) challenging the acquisition of the Shares by the Investor or otherwise seeking to restrain or prohibit consummation of the transactions contemplated by the Agreement or the Development, License and Distribution Agreement or seeking to impose any material limitations on any provisions of the Agreement or the Development, License and Distribution Agreement; or (b) except as contemplated herein, seeking to impose limitations on the Investor's ability effectively to exercise full rights of ownership of the Shares.

  5. Conditions of the Investor's Obligations at the Closing. The obligations of the Investor under Section 1.1 of the Agreement are subject to the fulfillment on or before the Closing of each of





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
the following conditions, the waiver of which shall not be effective if such Investor does not consent in writing thereto:

          5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in the Agreement that are required to be performed or complied with by the Company on or before the Closing.

          5.3 Compliance Certificate. The President or a Vice President of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 above have been fulfilled and stating that there has been no Material Adverse Effect since June 30, 1996, other than because of operating losses and changes in the ordinary course of business.

          5.4 Additional Conditions. Unless the Investor otherwise expressly agrees in writing, there shall have been no amendments by the applicable governmental authorities to, or interpretations by the applicable governmental authorities of, Regulation S (or its successor) after the date of the Agreement and prior to the Closing Date, which would require the Investor to make any additional representations and warranties, to satisfy any additional conditions precedent, or to agree to any additional post-closing covenants, as reasonably requested by the Company upon advice of its legal counsel, to comply with such amendments or interpretations.

  6. Conditions of the Company's Obligations at the Closing. The obligations of the Company to the Investor under the Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

          6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2 Performance. The Investor shall have performed and complied with all agreements, obligations and conditions contained in the Agreement that are required to be performed or complied with by the Investor on or before the Closing.

          6.3 Compliance Certificate. The President or a Vice President of the Investor shall deliver to Company at the Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.





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          6.4      Additional Conditions.  The Investor shall have made such
additional representations and warranties and satisfied such additional conditions precedent, and shall agree to such additional post-closing covenants, as reasonably requested by the Company upon advice of its legal counsel to comply with amendments by the applicable governmental authorities to, or interpretations by the applicable governmental authorities of, Regulation S (or its successor) after the date of the Agreement and prior to the Closing Date.

  7.      Termination.

          7.1 Grounds for Termination. The Agreement may be terminated at any time prior to the Closing Date (a) by mutual written agreement of the Company and the Investor, or (b) by either the Company or the Investor if there shall be any applicable law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction. The party desiring to terminate the Agreement shall give notice of such termination to the other party.

          7.2 Effect of Termination. If the Agreement is terminated as permitted by Section 7.1, termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to the Agreement; provided that if such termination shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party, failure to perform a covenant of the Agreement or breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Section
8.6 shall survive any termination hereof.

  8.      Miscellaneous.

          8.1 Successors and Assigns. The terms and conditions of the Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in the Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of the Agreement, except as expressly provided in the Agreement.

          8.2 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof. If a party initiates any legal action or other proceeding for the enforcement or interpretation of the Agreement,





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or because of a dispute or an alleged default, breach or misrepresentation in connection with the Agreement or the rights or obligations of the parties hereunder, the parties consent to the exclusive personal jurisdiction of the appropriate state or federal court located in San Diego, California, U.S.A., in such action or other proceeding.

          8.3 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.4 Titles and Subtitles. The titles and subtitles used in the Agreement are used for convenience only and are not to be considered in construing or interpreting the Agreement.

          8.5 Notices. Any consent, notice or report required or permitted to be given or made under the Agreement by a party to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, air mail or internationally- recognized courier), air mail or internationally-recognized courier, postage prepaid (where applicable), addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in the Agreement) shall be effective upon receipt by the addressee.

  If to
  the Company:               The Immune Response Corporation
                             5935 Darwin Court
                             Carlsbad, California 92008, U.S.A.
                             Attention:  Dennis J. Carlo, Ph.D.

  with a copy to:            Pillsbury Madison & Sutro LLP
                             235 Montgomery Street, 15th Floor
                             San Francisco, California 94104, U.S.A.
                             Attention:  Thomas E. Sparks, Jr.

  If to
  the Investor:              Viru-Tech Limited
                             25 Hill Street, St. Helier
                             Jersey, JE2 4UA, Channel Islands
                             Attention:  President

  with a copy to:            Hess, Alt & Romero Carranza
                             Hipolito Yrigoyen 440, 1st Piso
                             Buenos Aires, 1083, Argentina
                             Attention:  Dr. Rodolfo F. Hess

          8.6 Finders' Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and hold harmless the Company from any liability for





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
any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          8.7 Expenses. Irrespective of whether the Closing is effected, the Company and the Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of the Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.8 Amendments and Waivers. Any term of the Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the mutual written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under the Agreement at the time outstanding, each future holder of all such securities, and the Company.

          8.9 Severability. If one or more provisions of the Agreement are held to be unenforceable under applicable law, such provision shall be excluded from the Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.10 Entire Agreement. The Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior representations, agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by either party hereto.





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
Neither the Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

  IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.


                             THE IMMUNE RESPONSE CORPORATION


                             By /s/  FRED C. JENSEN D.V.M.
                                --------------------------------------------

                             Title  Vice President, Virology
                                    Research and Development
                                   -----------------------------------------


                             VIRU-TECH LIMITED


                             By /s/  RODOLFO F. HESS, PH.D.
                                --------------------------------------------

                             Title   Attorney in Fact
                                   -----------------------------------------


                             By /s/  CLIVE GUILLOU
                                --------------------------------------------

                             Title   Attorney in Fact
                                   -----------------------------------------




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